UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2013

GAMING AND LEISURE PROPERTIES, INC.

Commission file number 001-36124

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 46-2116489

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

This Current Report on Form 8-K is being furnished to disclose certain financial information for Gaming and Leisure Properties, Inc. (“GLPI”), set forth on Exhibit 99.1 hereto, which GLPI will provide to potential purchasers of securities that GLPI proposes to issue in a private placement.

Item 8.01. Other Events

On October 11, 2013, GLPI issued a press release announcing that it intends to offer, in a private offering, $2,050 million aggregate principal amount of senior notes, subject to market and other conditions, in connection with the spin-off of GLPI from Penn National Gaming, Inc. (“Penn”). The press release is attached as Exhibit 99.2 and is incorporated herein by this reference.

Forward-looking statements in this Current Report on Form 8-K and in the public filings or other public statements of GLPI are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of GLPI to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or other public statements. Forward-looking statements include information concerning GLPI’s future financial performance, business strategy, plans, goals and objectives and information concerning the transactions described above (including the forecasted financial information contained herein). Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. You should understand that the following important factors could affect future results and could cause actual results to differ materially from those expressed in such forward-looking statements: the future impact of the proposed transactions, including the spin-off of GLPI from Penn National Gaming, Inc., GLPI’s ability to raise the capital necessary to finance the spin-off and related transactions, its ability to consummate the proposed transactions on the timeline and at the costs expected and to achieve the expected benefits thereof, its ability to successfully conduct our business following the consummation of the transactions and the diversion of management’s attention from our business; the effects of local and national economic, credit, capital market, housing, and energy conditions on the economy in general and on the gaming and lodging industries in particular; the ability and willingness of GLPI’s tenants, operators and other third parties to meet and/or perform their obligations under their respective contractual arrangements with GLPI, including, in some cases, their obligations to indemnify, defend and hold GLPI harmless from and against various claims, litigation and liabilities; the ability of GLPI’s tenants and operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; the ability of GLPI’s tenants and operators to comply with laws, rules and regulations in the operation of our properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers; the ability and willingness of our tenants to renew their leases with GLPI upon expiration of the leases, GLPI’s ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event GLPI exercises its right to replace an existing tenant, and obligations, including indemnification obligations, it may incur in connection with the replacement of an existing tenant; the availability of and the ability to identify suitable and attractive acquisition and development opportunities to acquire and the ability to acquire and lease those properties on favorable terms; the willingness of gaming operators other than Penn to enter into leasing transactions or other arrangements with GLPI; the ability to diversify into different businesses in which Penn, as a practical matter, could not diversify, such as hotels, entertainment facilities and office space; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI’s planned acquisitions or projects; the degree and nature of GLPI’s competition; the ability to generate sufficient cash flows to service GLPI’s outstanding indebtedness; the access to debt and equity capital markets; fluctuating interest rates; the availability of qualified personnel and GLPI’s ability to retain its key management personnel; the outcome of any legal proceedings to which GLPI is a party; the ability to qualify as a REIT or maintain our status as a REIT; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; changes in accounting standards; the impact of weather events or conditions, natural disasters, acts of terrorism and other international hostilities, war or political instability; other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and other factors included in this Current Report. All subsequent written and oral forward looking statements attributable to GLP or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements included in this Current Report. GLPI undertakes no obligation to publicly update or revise any forward looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this Current Report may not occur.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1     Certain GLPI Financial Information

Exhibit 99.2     Press Release dated October 11, 2013 of Gaming and Leisure Properties, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 15, 2013	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ William J. Clifford
	Name:	William J. Clifford
	Title:	Chief Financial Officer